Exhibit 99.1

            Transcript of Online Interview of James Brooks, President
              and Chief Executive Officer with SmallcapInsights.com

         1. BrandPartners has been called a "one-stop shop" for re-branding and positioning in the financial retail banking community, because you provide everything from graphic design to architectural services. To start out, why don't you give our listeners an overview of exactly what BrandPartners does.

         BrandPartners currently owns one operating subsidiary, a company called Willey Brothers, which was founded in 1983 to provide banks with fixtures manufactured out of the company's Rochester, New Hampshire headquarters. Today, the company doesn't do any manufacturing; during the more than 20 years that has followed the commencement of operations, the company has evolved into an organization that offers its clients a fully integrated service organization dedicated to branding, designing, and implementing new retail environments that enhance the customer experience. Our team consists, as you pointed out in your question, of graphic designers and architects, but also space planners, brand strategists, CAD designers, program managers, logistics managers, fulfillment managers, product designers, web programmers, IT professionals, quality professionals, and product engineers. We are able to take a project from design through implementation.

         We consider our mission to help our clients succeed at retail, so to that end we are designing the next generation of retail environments or aspects of those environments that are geared towards focusing on the customer experience and improving revenues and profitability at the branch or store. We have a proprietary approach to the layout of a branch that has been developed over the past 20 years. For example, we believe there are different zones within a space, and we design around those zones incorporating the key marketing messages that clients are emphasizing via their brand and their overall corporate retail strategy. As an example, there are distinct selling zones in both bank branches and traditional retail stores that require specific types of environmental graphics, technology kiosks, furniture and related point-of-sale messages. We believe that the integration of these components tied closely to the brand and the clients' product and revenue goals along with proper training of store personnel engenders maximum results.

         Although there are many design, creative, advertising, manufacturing, logistics management, and other firms that provide pieces of what we offer our clients, we don't believe that any other firm offers the depth of our integrated and comprehensive approach combined with more than 100 years of consulting or industry experience among our top executives and designers. Retailing in any industry is a very competitive business, and a well-designed environment that speaks to the brand enhances the opportunity to outperform the competition.

         The bottom line is that we have the capability to work on every aspect of the retail environment with the exception of back office technology systems, and we truly understand how spaces flow and require brand integration. Ideally, we are engaged to work with a client to redefine the brand and then design or re-design environments, including fixtures, point-of-sale marketing, furniture, millwork, signage, graphics, digital merchandising as well as ground-up developments. And, every client has its own unique brand that needs translation into the environment.

         2. Most people have probably noticed that the design and appearance of retail bank branches are undergoing some pretty substantial changes. They're much more graphic-intense, and just don't look like traditional banks any longer. What is driving these changes, and how are they affecting your business?

         When I mentioned retail environment as part of my response to the last question, I was referring to the fact that many companies in the financial services industry have come to the realization that their branches are extremely valuable assets, especially in light of deregulation, which has granted them the opportunity to sell many products and services, for example (IRAs, home equity loans, insurance, wealth management, and so on) in other words, banks are not simply places where customers deposit or withdraw money; they are becoming more and more financial retailers.

         Interestingly enough, though many pundits were calling for the end of retail banking only a few years ago due to the marketing of online banking, retail banking profits have soared during the past few years to more than $90 billion dollars. Industry consultants have pointed to a few compelling facts to support this trend; 90% of consumers visit a bank branch at least once a month; and, most consumers want their bank branch to be their sole source of financial products and services. Furthermore, several prominent retail industry consultants have been advocating the move to a more retail model for banks during the past few years. The fact is that banks have an opportunity to convert customer visits to revenues if they create more dynamic environments.

         These changes are positively impacting our business in two ways. First, given the highly competitive nature of retail banking, which is becoming even more competitive with the growth in the number of branches being built and new environments showing up across the street, more and more of our clients and potential clients are realizing the value that we add by creating unique spaces that aim to distinguish them from their competition. Furthermore, as the environment becomes more complex, potential customers see the challenges managing the programs that bring these environments to life; there are 1,000 moving parts, and it takes a company with our experience in design through implementation to ensure that projects are managed properly. Even though the larger banks have internal areas that may oversee the projects that are approved by their capital budget committees, our turnkey approach makes their lives a lot easier, and more banks are seeking the range of services that we offer. For the smaller and regional banks, we are a truly becoming an outsourced partner and are often asked to provide all of our services. As an example, we recently landed a Midwest bank with approximately 150 branches that retained us to build branches, create their quarterly point-of-sale campaigns, and design a new fixture program.

          Second, in order to offer our clients new ways of thinking about their environment from a more traditional retail perspective, we are pulling from the retail backgrounds of our designers, seeking partnerships with retail store design firms, and studying some of what the more successful retail companies are doing in terms of design strategies. As an example of what is going on in the financial services industry, larger institutions are studying Starbucks and other success stories to gain insight into bow they might incorporate new retail concepts into their branches. And, some banks have even eliminated traditional teller lines and replaced them with multiple pods where customer service representatives handle transactions out on the floor. These two examples are drastic shifts in thinking for an industry that was quite stodgy for decades, and it bodes well for a company like Willey Brothers that is working with its clients to design new environments that allow the banks to express their brands and enhance the customer experience.

          3. What are the basic business divisions of BrandPartners and how do they work together in unison for your clients' benefit.

          We have three main business units: Design-Build, Fixtures, and Creative, Strategy, and Design. Design-Build as a standalone business unit offers clients a full range of services dedicated to building new branches or renovating existing facilities. The group offers strategic marketing intelligence through a database product that assists clients in evaluating either specific locations or new markets from the perspective of deposit bases, demographics, future market growth potential, and other relevant factors. From there, a complete array of services, including architectural design, interior design, space planning and furniture, millwork, equipment, and project management complete our turnkey approach.

          Our fixture business offers turnkey custom design through installation of a new fixture line (for example, kiosks, wall frames, teller name plates, etc.). Our approach, which differs from many of our competitors, is to first undergo a field floor plan analysis of' all of the branches or stores in our client's network. This gives us the proper intelligence to ensure that we are delivering the right amount of product in the right places; each store has a different layout with nuances that force a different solution or placement of our products. Our designs follow an understanding of our client's brand and their emphasis on certain products or services. Furthermore, another competitive edge that we offer our clients in this group is a turnkey warehousing and fulfillment service. When our clients engage us for fixture programs across their networks, they are often contemplating either new branch builds or acquisitions. Consequently, by purchasing additional inventory as part of the program our clients are able to tap into a lower per unit pricing structure. And, we manage that inventory for them and provide fulfillment services.

          Lastly, our creative, strategy, and design business unit offers brand blueprints, point-of-sale campaigns, digital merchandising, and graphic design services. In the point-of-sale area, we are coming up with the creative content and designs for in-branch marketing campaigns to promote a different product or service. For example, in one quarter, we may be asked to focus on home equity loans.

          When we are working on creating a new retail-environment for a client, you can imagine that each of these business units plays a critical role in crafting the final outcome. We create interdepartmental teams and assign a program manager to ensure that the units are working cohesively to deliver a superior product or service.

          4. Now that we're a little more familiar with BrandPartners' areas of expertise, could you give us a brief overview of the company's business strategy.

          Sure, we have designated five key areas of growth for the company:

                                    1. Core business growth- retail banking is a
                  growth industry, and, consequently, with the number of branches increasing by 1,000-2,000 branches per year, we believe that our holistic approach will allow us to increase our penetration of that segment of our business; in fact, we have added three new account executives in this business unit in the past 3 months. Moreover, we are looking to build not only branches, but also administrative offices that contain a bank branch in the space. In addition, as the retail banking industry becomes more competitive, and banks look to differentiate their brands through the customer experience, we believe again that our turnkey approach will appeal to an increasing number of clients; for example, currently, we are the primary merchandising partner for 40% of the top 40 banks in the U.S. And, our award-winning creative team is landing more point-of-sale clients than ever before. The larger objective is for each of our groups to cross-sell all of our services to generate more revenues per customer.

                                    2. International Expansion -- we believe
                  that our business model is transportable to other markets, and our objective is to expand into at least one if not two international markets in 2005. We have set up a subsidiary in the UK, where we are working on a plan to enter the European market; we hope to have some news on that front very soon. In addition, we see opportunities in South America and Mexico, as several banks in those regions have approached us about having a presence in the U.S. If we can land a few of these clients, then we believe we will be asked to do work in their home markets.

                                    3. New Retail Markets- when I took over the
                  company in October 2003, I made it clear to our employees that we were going to diversify the business once we got in better financial shape. During the past year, we have begun to take steps to put the company in a position to land business with more traditional retail and service companies. To that end, we have begun preliminary discussions with a few potential clients. And, we are contemplating partnerships with retail store design firms, hiring account executives with industry experience, and using the retail experiences of our existing employees. But also, we are going to work on other financial services firms such as brokerages, tax preparation companies (in fact, H&R Block was the company's single largest client in the 1990's), and insurance companies.

                                    4. New Products and Services- we are now
                  working hard to develop new products and services to offer our clients. For example, for the past two years, we have been building a space planning and furniture dealership within our design-build business unit, and we have recently hired a dedicated furniture account executive to attack the New England marketplace. The objective is to not only sell traditional dealership services, but also introduce our other capabilities to those new clients from a range of industries. For example, we recently signed a furniture order with a local New Hampshire hospital, and we are discussing the possibility of introducing digital merchandising to their ER

               In addition, we have recently put together a new product development group to create new fixtures that have a more retail look and feel, as well as functional pieces that we can introduce to our clients (for example, a coffee kiosk that replaces the outdated coffee table; this would provide the service and offer the bank another marketing vehicle).

               Also, we were very successful introducing a windows marketing product to several of our clients last year, and we believe that this could offer us significant potential with financial services and traditional retail clients. In fact, our NY client has complemented us on the fact that people are actually stopping to look in their windows, which is a phenomenon more common with traditional retailers like Macy's. Another example is in the area of Hispanic marketing. The Hispanic population is a fast growing segment in the U.S., and banks are looking for new ways to attract these consumers. We are going to market soon with a marketing product that is not just about translating English to Spanish, which for the most part does not work. And, we hope to have some traction in this area in the next few months.

               Lastly, we are now introducing our digital merchandising products and services to the industry. Digital merchandising is more simply explained by referring to the combination of plasma and lcd screens with dynamic content; many consumers have seen this product in brokerages, banks and retail stores; it seems like everyone ~is putting a plasma screen In their store or restaurant. The key is that we will create the content or dynamic messaging that can be piped in real time through a networked solution. If a customer wants to promote a new product on the spot, it is feasible with this service; this is very powerful in combination with traditional print advertising. We also believe this product will help us land clients in other vertical markets.

                                    5. Acquisitions, Partnerships, and New
                  Business Units -- we are working on building our business by seeking attractive partnerships and acquisition candidates that offer us entries into new markets. For example, in late 2004, we took a minority position in a start-up company that is offering sale-leaseback financing to community and regional banks via a $100 million fund. Our reasoning there was to provide additional distribution opportunities within our design-build business unit as we cross-sell financing, and our partner cross-sells our design and build services to clients they are working with who are looking for a complete turnkey approach.

                Presently, we are in discussions with several companies that fit our profile, though there is no guaranty that we will finalize any transactions. Our objective is to find a company with a limited product offering that has a niche in an industry; our strategy would be to make that firm more substantial by allowing it to offer all of our capabilities. Lastly, we are in the process of evaluating several CRM and promotional products and services that I believe could serve to create an entirely new division or even a new company in the near future.

                    5. How large is the potential market for BrandPartners' solutions and what kind of growth are you projecting. Our research tells us that financial services organizations spend close to $2 billion annually on the products and services that we offer our clients. This is due to banks adding the 1,000-2,000 branches annually, renovating existing branches, rolling out new fixture and creative products, and mergers, which immediately create the need for our services. You have to imagine a bank like a hotel- over time it gets dated and needs a makeover even if the bank doesn't want to move in the direction of the industry in terms of creating a more powerful customer experience. We anticipate 10-20% growth in the industry, however; we expect our share to increase as we increase our penetration due to our holistic approach.

     If you add in international markets and other retail industries, you can imagine that the number grows exponentially. As I mentioned earlier, there are many companies, local, regional, and national, that offer pieces of what we provide to our clients. So, our job is to increase our penetration by convincing potential clients that our turnkey approach makes their lives easier, keeps the costs in control, and produces a better outcome.

    6. BrandPartners recently posted very strong financial results. We saw that revenues for the year ending December 31 2004 were up 33%, and that income was up a pretty incredible 178%. Tell us how the company achieved this growth.

      First of all, I need to give you a quick summary of the history of the company. In January 2001, BrandPartners acquired Willey Brothers in a leveraged buyout and., without any strategy increased payroll to approximately 240 employees. As a result of the financial stress, September 11, antiquated operating systems and procedures, inventory problems, and frankly, myriad other issues, the company quickly slipped into a financial quagmire that made it very difficult for the company to perform for the better part of three years. When I took over Willey Brothers in June 2002, I began to restructure the company in spite of the daily crises that I had to endure; over time, as an example of some changes that we made, we cut inventory, reduced payroll to 130 employees, restructured management by eliminating redundancies and underperformers, including several account executives and members of the company's senior management (including the president and cfo), changed the commission structure, initiated the new ERP system, worked with sales force to begin an account diversification strategy and better lead generation and follow-up system, initiated the development of some new services, and focused more aggressively on job-costing and gross margins. Though we struggled due to our finances, we put the company on the right track. In October 2003, 1 became CEO of BrandPartners in addition to Willey Brothers, and in January 2004, Tony Cataldo, our non-executive chairman, closed a $3 million straight equity financing, which we used to negotiate an elimination of $17 million of debt and future liabilities. We also used that opportunity to restructure our senior and mezzanine debt. During the latter part of 2003, as we began to feel that we had a shot of raising the funds necessary to clean up our financial situation, we conveyed this message to existing and potential clients, who I believe were eager for us to get in the clear so they could begin using our services in a more aggressive manner. So, in summary, I believe that the confluence of these factors allowed us to deliver a spectacular 2004.

      7. What kind of revenue growth are you aiming for in the coming year or two?

      We believe that $65-70 million is achievable in 2005, and due to the initiatives that I outlined in response to your question about our strategy (including acquisitions), we are targeting $100 million in 2006.

      8. Any other closing comments about the future of BrandParlners.

      Willey Brothers, as the sole subsidiary, was a profitable, albeit dysfunctional company for many years that built up a solid base of substantial customers. Unfortunately, the 2001 LBO and the company's prior management failed miserably by creating many financial and operating problems that made it very difficult to run the business for the better part of three years. Right now, we have the right ingredients to grow the business, improve profitability, and create shareholder value: A strong foundation with the capabilities of Willey Brothers operating in a growth industry within a fragmented competitive arena, a healthy balance sheet and P&L, an entrepreneurial spirit in the company, and what is paramount in a service organization, a talented and dedicated group of employees, and a strong management team. In addition, we are constantly looking to increase productivity and gross margins within each of our business units.

      Now, in order to achieve the growth we are targeting, we are going to invest in places we believe will generate solid returns. For example, we are in the process of building a furniture showroom to enhance our space planning and furniture dealership, we are adding account executives to increase revenues, we recently implemented a new ERP system to replace antiquated systems, we recently hired a digital product manager, and we initiated the new product development group. And, we are pilot-testing through direct mail several of our new product and service initiatives. And, I am hopeful that we will enter into several partnerships and make some acquisitions in 2005, which will obviously require financial and human capital. All in all, I believe our employees are finally excited about our potential, and that will go a long way to help us achieve our goals.